Independent Auditors' Consent


         We consent  to the  incorporation  by  reference  in this  Registration
Statement of First Midwest Financial, Inc. on Form S-3 of our report dated November 17, 1995, appearing in Part II of Item 7 in the Annual Report on Form 10-KSB of First Midwest Financial, Inc. for the year ended September 30, 1995, and to reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


/s/ Deloitte & Touche LLP

Omaha, Nebraska
August 9, 1996